                                                                     Exhibit 1.1


                                                   S&S  Draft:  June 26,  2001 1


                            DEALER MANAGER AGREEMENT

                       CORPORACION DURANGO, S.A. DE C.V.


                                                                __________, 2001


Banc of America Securities LLC
9 West 57th Street, 31st Floor
New York, New York  10019

Ladies and Gentlemen:

          General. Corporacion Durango, S.A. de C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Company"), plans to (a) make an offer to exchange (the "Exchange Offer") (i) $1,0__ principal amount at maturity of its 13 1/8% Senior Notes due 2006 (the "2006 Notes"), to be issued pursuant to the terms of an indenture dated February 5, 2001 between the Company and The Chase Manhattan Bank (the "2006 Indenture") or (ii) $1,0__ principal amount at maturity of its __% Senior Notes due 2008 (the "2008 Notes") to be issued pursuant to the terms of an indenture to be entered into between the Company and The Chase Manhattan Bank (the "2008 Indenture"), for each $1,000 principal amount at maturity of outstanding 12 5/8% Notes due 2003 (the "Old Securities") of Grupo Industrial Durango, S.A. de C.V. ("GID") and (b) solicit consents (the "Consents") from the holders of the Old Securities to certain proposed amendments (the "Proposed Amendments") to the indenture (the "Old Indenture") pursuant to which the Old Securities were issued (the "Consent Solicitation"), in each case, on the terms and subject to the conditions set forth in the Prospectus (as defined below) and the Letter of Transmittal and Consent (the "Letter of Transmittal and Consent").

          The Company will issue up to a maximum of US$___ million of its 2006 Notes and US$___ million of its 2008 Notes in exchange for the Old Securities, and the Company will issue additional 2008 Notes to pay the consent payment as described in the Prospectus. The 2006 Notes and 2008 Notes to be issued by the Company pursuant to the terms of the Exchange Offer are referred to collectively herein as the "New Securities".

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Exchange Offer and the New Securities. The registration statement as amended at the time it becomes effective, is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of New Securities is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register an additional amount of New Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.
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          1. Engagement as Dealer Manager and  Solicitation  Agent.  The Company
hereby engages you as exclusive Dealer Manager and exclusive Solicitation Agent, authorizes you to act as such in connection with the Exchange Offer and the Consent Solicitation and agrees that you shall act as an independent contractor with duties solely to the Company. As Dealer Manager and Solicitation Agent, you agree, in accordance with your customary practice, to perform those services in connection with the Exchange Offer and Consent Solicitation as are customarily performed by investment banking concerns in connection with exchange offers and consent solicitations of like nature, including but not limited to soliciting the holders of the Old Securities sought to be exchanged by the Company pursuant to the Exchange Offer and soliciting the Consents sought by the Company pursuant to the Consent Solicitation.

          2. Solicitation Material; Withdrawal. The Company agrees to furnish you with as many copies as you may reasonably request of the Registration Statement, the Prospectus and Letter of Transmittal and Consent, any amendments or supplements thereto and any other documents or materials whatsoever relating to the Exchange Offer and Consent Solicitation (collectively, as amended or supplemented from time to time, the "Exchange Offer and Consent Solicitation Material") to be used by the Company in connection with the Exchange Offer and Consent Solicitation. The Company agrees that, within a reasonable time prior to using any Exchange Offer and Consent Solicitation Material, it will submit copies of such material to you and your counsel and will not use or publish any such material to which you or your counsel reasonably object.

          In the event that (i) the Company uses or permits the use of any Exchange Offer and Consent Solicitation Material (a) which has not been submitted to you for your comments or (b) which has been so submitted and with respect to which you have made comments, but which comments have not resulted in a response reasonably satisfactory to you and your counsel to reflect your comments, (ii) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein or (iii) the Exchange Offer and Consent Solicitation are terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company's ability to carry out the Exchange Offer and Consent Solicitation, the exchange of the Old Securities for the New Securities pursuant thereto, the performance of this Agreement, or the execution, delivery and performance of a supplemental GID indenture by GID with respect to the Old Indenture to effect the Proposed Amendments (the "Supplemental Indenture"), then in any such case you shall be entitled to withdraw as Dealer Manager and Solicitation Agent without any liability or penalty to you or any other Indemnified Person (as defined in Section 9) and without loss of any right to the payment of all expenses payable hereunder. If you withdraw as Dealer Manager and Solicitation Agent pursuant to this Section 2, the reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after such date. The Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Exchange Offer and Consent Solicitation Material then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.


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          3.  Compensation.  The Company and you agree that the compensation for your services as Dealer Manager and Solicitation Agent hereunder will be equal to 0.75% of the principal amount of the Old Securities accepted by the Company for exchange and that such compensation will be paid in cash immediately upon the successful completion of the Exchange Offer and Consent Solicitation.

          4. Expenses. In addition to your compensation for your services as Dealer Manager and Solicitation Agent payable under Section 3, the Company agrees to pay (i) all fees and expenses relating to the filing, preparation, printing, mailing and publishing of the Exchange Offer and Consent Solicitation Material and the Supplemental Indenture, (ii) all fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration and delivery of the New Securities under the Securities Act (as defined in Section 6) and of the Exchange Agent (as defined in Section 6), (iii) all advertisement charges, (iv) all other fees and expenses in connection with the Exchange Offer and Consent Solicitation, including those of any exchange agent, information agent or other person rendering services in connection therewith, (v) to brokers and dealers (including you), commercial banks, trust companies and other nominees the amount of their customary mailing and handling expenses incurred in forwarding the Exchange Offer and Consent Solicitation Material to their customers, (vi) the cost of preparation, issuance, transfer and delivery of the New Securities, including any transfer, withholding or other taxes payable thereon, (vii) the costs and charges of the Trustee (as defined below), (viii) the cost of printing the Blue Sky memorandum in connection with the Exchange Offer and Consent Solicitation under state securities laws and all expenses in connection with the qualification of the New Securities under such state securities laws, including filing fees and reasonable fees and disbursements of counsel for the Dealer Manager and Solicitation Agent in connection with such qualification and in connection with the Blue Sky memorandum, (ix) all filing fees and reasonable fees and disbursements of counsel to the Dealer Manager and Solicitation Agent incurred in connection with the review and qualification of the New Securities by the National Association of Securities Dealers, Inc., (x) any fees charged by rating agencies for the rating of the New Securities, (xi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the New Securities, (xii) all costs and expenses incident to listing the New Securities on the NYSE, (xiii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Exchange Offer and Consent Solicitation, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show and (xiv) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Company will also reimburse you for all out-of-pocket expenses incurred by you in connection with your services as Dealer Manager and Solicitation Agent, including the reasonable fees and expenses of Shearman & Sterling and Ritch, Heather y Mueller, S.C. The Company shall perform its obligations set forth in this Section 4 of this Agreement, whether or not the Exchange Offer and Consent Solicitation are commenced or the Company acquires any Old Securities pursuant to the Exchange Offer and Consent Solicitation or otherwise, and any payments due hereunder shall be paid promptly upon the earlier of (i) the successful completion or termination of the Exchange Offer and Consent Solicitation or (ii) your withdrawal as Dealer Manager and Solicitation Agent pursuant to Section 2 of this Agreement.


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          5. Exchange Agent and Information  Agent. The Company will arrange for
The Chase Manhattan Bank to serve as exchange agent (the "Exchange Agent") in connection with the Exchange Offer and Consent Solicitation and, as such, to advise you at least daily as to such matters relating to the Exchange Offer and Consent Solicitation as you may request. The Company shall provide you or cause the trustee under the Old Indenture and The Depository Trust Company ("DTC") to provide you with copies of the records or other lists showing the names and addresses of, and principal amounts of Old Securities held by, the holders of Old Securities as of a recent date and shall, from and after such date, use reasonable efforts to cause you to be advised from day to day during the pendency of the Exchange Offer of all transfers of Old Securities, such notification consisting of the name and address of the transferor and transferee of any Old Securities and the date of such transfer. The Company will arrange for D.F. King & Co., Inc. to serve as information agent in connection with the Exchange Offer and Consent Solicitation and, as such, to advise you as to such matters relating to the Exchange as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

          6. Representations, Warranties and Certain Agreements. The Company represents and warrants to you, and agrees with you, that:

          (a) the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose is pending before or threatened by the Commission.

          (b) in connection with the Exchange Offer and Consent Solicitation, the Company has complied, and will continue to comply, in all material respects with the applicable provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), including, without limitation, Rules 14e-1, 14e-3 and 10b-5 thereunder.

          (c) (i) the Registration Statement, when it became effective, did not contain, and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Exchange Offer and Consent Solicitation Material comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the applicable rules and regulations of the Commission thereunder and (iii) the Exchange Offer and Consent Solicitation Material, do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Exchange Offer and Consent Solicitation Material based upon information relating to you furnished in writing by you to the Company expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the trustee for the New Securities (the "Trustee").


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          (d) a complete  and  correct  copy of the  Exchange  Offer and Consent
     Solicitation Material has been furnished to you or will be furnished to you no later than the date the Exchange Offer and Consent Solicitation is commenced (the "Commencement Date").

          (e) it has been duly organized, is validly existing as a variable capital company (sociedad anonima de capital variable) under the laws of Mexico and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of properties requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse affect on the Company and its subsidiaries, taken as a whole.

          (f) each Material Subsidiary (as defined below) of the Company has been duly organized, is validly existing as a corporation and, with respect to each Material Subsidiary incorporated in the United States, is in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and, with respect to each Material Subsidiary incorporated in the United States, is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of properties requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse affect on the Company and its subsidiaries, taken as a whole. "Material Subsidiary" means Group Industrial Durango, S.A. de C.V. ("GID"), Durango International, Inc., McKinley Paper Company, Group PIPSAMEX S.A. de C.V., Durango Paper Company, Durango-Georgia Paper Company, Industrial Centauro, S.A. de C.V., Empaques de Cartsrn Titfsn, S.A. de C.V. and Ponderosa Industrial de Mexico, S.A. de C.V.

          (g) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, concurso mercantil, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

          (h) (i) the amended and restated GID Unsubordinated Promissory Note to be issued by GID to our Company (the "2006 GID Promissory Note") in a principal amount equal to the principal amount of the outstanding 2006 Notes, which amends and restates the US$ 180 million GID Promissory Note issued on February 5, 2001 and (ii) the GID Unsubordinated Promissory Note to be issued by GID to our Company and having the terms and conditions set forth in the Prospectus (the "2008 GID Promissory Note"), have been duly authorized and, when executed and delivered by GID, will be the legal, valid and binding agreements of GID, enforceable in accordance with their terms, except as the enforceability of the 2006 GID Promissory Note or the 2008 GID Promissory Note may be limited by bankruptcy, insolvency, reorganization, concurso mercantil, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); the execution and delivery by GID of, and the performance by GID of its obligations under, the 2006 and 2008 GID Promissory Notes, will not contravene any material contractual restriction binding or affecting GID.


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          (i) The 2008 Indenture and the Indenture governing the 2006 Notes (the
     "2006 Indenture") have been duly qualified under the Trust Indenture Act. The 2008 Indenture, the Pledge Agreement to be entered into by the Company and the Trustee upon the consummation of the Exchange Offer pursuant to which the 2008 GID Promissory Note will be pledged (the "2008 Pledge Agreement") and the amended and restated Pledge Agreement to be entered into by the Company and the Trustee upon the consummation of the Exchange Offer pursuant to which the 2006 GID Promissory Note will be pledged (the "2006 Pledge Agreement") which amends and restates the Pledge Agreement dated February 5, 2001 between the Company and the Trustee have been duly and validly authorized and, when executed and delivered by the Company, will be their valid and binding agreements of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, concurso mercantil, insolvency reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general
     principles  of  equity  (regardless  of  whether  such   enforceability  is
     considered in a proceeding in equity or at law).

          (j) the New Securities have been duly authorized and, when executed and authenticated and delivered in accordance with the provisions of the 2006 Indenture or the 2008 Indenture, as the case may be, will be entitled to the benefits of the 2006 Indenture or the 2008 Indenture, as the case may be, and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to applicable bankruptcy, concurso mercantil, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (k) the New Securities, when issued, and the 2006 Indenture, the 2008 Indenture, the 2006 GID Promissory Note, the 2008 GID Promissory Note, the New Pledge Agreement, and the 2008 Pledge Agreement when executed and delivered, will conform in all material respects to the description thereof in the Exchange Offer and Consent Solicitation Material.

          (l) The 2006 and 2008 GID Promissory Notes, when issued, will be beneficially owned by the Company, free and clear of any lien or claims of any person or entity (except for the security interest created by the New Pledge Agreement) and, upon (i) the execution and delivery of the 2006 and 2008 Pledge Agreements and (ii) the delivery of the 2006 and 2008 GID
     Promissory Notes to the Trustee; the pledge and grant of a security interest in the 2006 and 2008 GID Promissory Notes pursuant to the 2006 and 2008 Pledge Agreements, as applicable, for the benefit of the Trustee and the holders of the Notes, will constitute a valid and perfected first priority security interest in the 2006 and 2008 GID Promissory Notes, securing the payment of the 2006 Notes and 2008 Notes, respectively.


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          (m) the Company has taken all necessary  corporate action to authorize the Exchange Offer and Consent Solicitation, including the exchange of the Old Securities for the New Securities pursuant to the Exchange Offer and Consent Solicitation and all other actions contemplated in the Exchange Offer and Consent Solicitation Material.

          (n) the Proposed Amendments set forth in the Supplemental Indenture when executed and delivered will conform, in all material respects to the description thereof in the Exchange Offer and Consent Solicitation Material;

          (o) the Supplemental Indenture was duly and validly authorized by GID on _________, 2001 and may be entered into upon the consent of holders of a majority of the aggregate principal amount of the Old Securities outstanding under the Old Indenture (the "Requisite Consents"), pursuant to the provisions of the Old Indenture. Upon the receipt of the Requisite Consents, GID will execute and deliver the Supplemental Indenture. Upon such execution and delivery thereof, and on the date that the Old Securities are exchanged for the New Securities (the "Closing Date"), the Supplemental Indenture will have been duly and validly authorized, executed and delivered by the Company and will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability of the Supplemental Indenture may be limited by bankruptcy, concurso mercantil, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (p) the Exchange Offer and Consent Solicitation, the exchange of the Old Securities for the New Securities pursuant to the Exchange Offer and Consent Solicitation, all other actions by the Company contemplated in the Exchange Offer and Consent Solicitation Material, the execution of the 2006 GID Promissory Note, the 2006 Pledge Agreement, the 2008 GID Promissory Note, the 2008 Pledge Agreement, the Supplemental Indenture, the execution, delivery and performance of the 2008 Indenture and the execution and delivery of, and the consummation of the transactions contemplated in this Agreement, will not contravene any applicable law, or the Company or GID's corporate charter (estatutos sociales), or any agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required in connection with the obligations of the Company hereunder, under the 2006 Indenture, the 2008 Indenture or under the New Securities or in connection with the Exchange Offer and Consent
     Solicitation or the consummation by the Company of the transactions contemplated herein or in the Exchange Offer and Consent Solicitation Material except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the Exchange Offer and Consent Solicitation and such as have been obtained and are in full force and effect and (ii) such as have been duly obtained under the laws of Mexico and are in full force and effect (including, without limitation, the registration of the New Securities with the Special Section of the National Registry of Securities (the "Registry") maintained by the Comission Nacional Bancaria y de Valores (the "CNBV")).


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

          (q) there are or will be sufficient funds available to the Company, as described in the Exchange Offer and Consent Solicitation Material (and subject to the conditions therein), to enable the Company to promptly pay in full the portion of consent payment which is to be paid in cash as described in the Exchange Offer and Consent Solicitation Material.

          (r) on or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with DTC or any other "qualified" securities depositary to allow for the book-entry movement of the tendered notes representing the Old Securities between depositary participants and the Exchange Agent.

          (s) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

          (t) there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (u) the Company is not and, after giving effect to the exchange of the New Securities for the Old Securities, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (v) each of the Company and its Material Subsidiaries has obtained all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all Mexican and U.S. federal, state, local, foreign, supranational, national, regional and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, and is in compliance with any and all applicable laws, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that such compliance or the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (w) each of the Company and its Material Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its businesses as presently conducted, and neither the Company nor any of its Material Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate could materially adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (x) the Company and its subsidiaries (i) are in compliance with any and all applicable Mexican, United States, federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including all such laws and regulations concerning electromagnetic radio frequency emissions ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (y) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (z) when issued, all payments under or with respect to the Old Securities or the Consent Solicitation made by the Company, and all payments under or with respect to the Original and New GID Promissory Notes made by GID, will be made free and clear of all withholding or deduction for or on account of any taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Mexico or any authority therein or thereof having power to tax ("Mexican Taxes"), subject to certain exceptions and limitations, as set forth in the 2006 Indenture, the 2008 Indenture and the Prospectus.

          (aa)(i) the financial statements of the Company and GID included in the Registration Statement and the Prospectus present fairly the consolidated balance sheets of the Company and GID as of the dates indicated and statements of income, of changes in stockholders' equity and changes in financial position for the periods specified therein, (ii) except as otherwise stated therein, such financial statements have been prepared in accordance with accounting principles generally accepted in Mexico ("Mexican GAAP") and reconciled to United States generally accepted accounting principles ("U.S. GAAP") as required by Form F-4 under the Securities Act, and (iii) PricewaterhouseCoopers, which certified (as noted in their reports included in the Registration Statement and the Prospectus) the financial statements of the Company and GID for the fiscal years ended December 31, 1998, 1999 and 2000 are independent public accountants with respect to the Company or GID, as the case may be, within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

          (bb)Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the Commencement Date and on and as of the Closing Date.

          7. Conditions Precedent. Your obligations to act as Dealer Manager and Solicitation Agent pursuant to the terms of this Agreement, and to consummate your obligations in connection with the transactions contemplated in this Agreement, are subject to the following conditions:

          (a) On the Commencement Date, you shall have received an opinion of White & Case LLP, U.S. counsel for the Company, substantially in the form of Exhibit A hereto, an opinion of White & Case, S.C., Mexican counsel for the Company, substantially in the form of Exhibit B hereto and an opinion of Lic. Gabriel Villegas Salazar, General Counsel for the Company, substantially in the form of Exhibit C hereto.

          (b) Subsequent to the Commencement Date and prior to the Closing Date,


               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the New Securities on the terms and in the manner contemplated in the Prospectus.

          (c) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or to your knowledge, threatened by the Commission.

          (d) You shall have received on the Closing Date, a certificate, signed by the chief financial officer of the Company, to the effect that, to the best of such officer's knowledge after due inquiry, no event set forth in
     Section 7(b) above has occurred and to the effect that, to the best of such officer's knowledge after due inquiry, the representations and warranties of the Company contained in this Agreement are true and correct as of Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (e) You shall have received on the Closing Date an opinion of White & Case LLP, U.S. counsel for the Company, substantially in the form of Exhibit D hereto. The opinion of White & Case LLP shall be rendered to you at the request of the Company and shall so state therein.

          (f) You shall have received on the Closing Date an opinion of White & Case, S.C., Mexican counsel for the Company, substantially in the form of Exhibit E hereto. The opinion of White & Case, S.C. shall be rendered to you at the request of the Company and shall so state therein.

          (g) You shall have received on the Closing Date an opinion from Lic. Gabriel Villegas Salazar, General Counsel for the Company, substantially in the form of Exhibit F hereto.

          (h) You shall have received on the Commencement date and the Closing Date, an opinion of Shearman & Sterling, your U.S. counsel, with respect to the Registration Statement and the Prospectus and such other related matters as you may reasonably request.

          (i) You shall have received on the Commencement Date and the Closing Date, an opinion of Ritch, Heather y Mueller S.C., your Mexican counsel, with respect to the Registration Statement and the Prospectus and such other related matters as you may reasonably request.

          (j) You shall have received, on the Commencement Date and the Closing Date, a letter dated the Effective Date or the Closing Date, as the case may be, in form and substance satisfactory to you, from PricewaterhouseCoopers, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than three days before the Closing Date.

          (k) You shall have received, on the Commencement Date, a letter dated the Commencement Date in form and substance satisfactory to you, from Arthur Andersen, independent public accountants, with respect to certain financial information contained in the Registration Statement and the Prospectus.

          (l) You shall have received evidence of the approval of registration of the New Securities with the Special Section of the Registry maintained by the CNBV and such approval shall remain in full force and effect on the Closing Date.

          (m) The 2006 Notes and 2008 Notes shall have been approved for listing, subject to notice of official issuance, on the New York Stock Exchange.

          (n) The Supplemental Indenture shall have been executed and delivered by GID and the trustee of the Old Indenture.

          (o) The 2006 and 2008 Pledge Agreements, the 2006 and 2008 Promissory Notes, and the 2008 Indenture shall have been executed and delivered by GID.

          (p) The NASD has raised no objections to the dealer manager fee arrangements described herein.

          (q) The Company shall have issued an irrevocable power-of-attorney to Durango Paper Company pursuant to which Durango Paper Company is appointed the Company's agent for service of process upon whom process may be served in any action arising out of or based on this Agreement, the 2008 Indenture, the 2008 Notes, the 2008 Pledge Agreement, the 2006 Notes, the 2006 Indenture and the 2008 Pledge Agreement.

          (r) GID shall have issued an irrevocable power-of-attorney to Durango Paper Company pursuant to which Durango Paper Company is appointed the GID's agent for service of process upon whom process may be served in any action arising out of or based on the new 2006 and 2008 Promissory Notes.

          (s) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

          8. Covenants. In further consideration of your agreements herein contained, the Company covenants with you as follows:

          (a) to advise you promptly of (i) the occurrence of any event which could cause the Company to withdraw or terminate the Exchange Offer or the Consent Solicitation or would permit the Company to exercise any right not to purchase tendered Old Securities, (ii) any proposal or requirement to make, amend or supplement the Exchange Offer and Consent Solicitation Material, (iii) the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the Exchange Offer and Consent Solicitation (and, if in writing, will furnish you a copy thereof), (iv) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole and (v) any other information relating to the Exchange Offer and Consent Solicitation which you may from time to time reasonably request.

          (b) prior to the Closing Date, if, in our opinion or that of our counsel, or your opinion or that of your counsel, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Exchange Offer and Consent Solicitation Material in order to make the statements therein, in the light of the circumstances when the Exchange Offer and Consent Solicitation Material are delivered to a holder of the Old Securities, not misleading, or if, in our opinion or that of our counsel, or your opinion or that of your counsel, it is necessary to amend or supplement the Exchange Offer and Consent Solicitation Material to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to you, either amendments or supplements to the Exchange Offer and Consent Solicitation Material so that the statements in the Exchange Offer and Consent Solicitation Material as so amended or supplemented will not, in the light of the circumstances when the Exchange Offer and Consent Solicitation Material are delivered to a holder of the Old Securities, be misleading or so that the Exchange Offer and Consent Solicitation Material, as amended or supplemented, will comply with law; provided that any amendments or supplements to the Exchange Offer and Consent Solicitation Material will not be filed with the Commission or distributed without your consent (which consent shall not be unreasonably withheld);

          (c) to furnish to you, without charge, three signed copies of the Registration Statement (including all amendments and exhibits thereto) and, to furnish to you in New York City, without charge, during the Exchange Offer, as many copies of the Prospectus or the Registration Statement as you may reasonably request.

          (d) To promptly file with the Ministry of Finance and Public Credit after the Closing Date all information required under the Reduced Rate Regulation (as defined in the Prospectus) relating to the issuance of the New Securities.

          9. Indemnity and Contribution. The Company hereby agrees to hold you harmless and to indemnify you (including any of your affiliated companies and any director, officer, agent or employee of you or any such affiliated company) and any director, officer or other person controlling (within the meaning of Section 20(a) of the Exchange Act) you (including any of your affiliated companies) (collectively, "Indemnified Persons") from and against any and all losses, claims, damages, liabilities or expenses (whether in contract, tort or otherwise) whatsoever (as incurred or suffered and including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, or any claim whatsoever and whether or not you or any other Indemnified Person shall be a party thereto) (a) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer and Consent Solicitation Material, or any omission or alleged omission to state in any Exchange Offer and Consent Solicitation Material a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Exchange Offer or to exchange any of the Old Securities for the New Securities pursuant to the Exchange Offer or (iii) any breach by the Company of any representation or warranty or failure to comply with any of the agreements contained herein or
(b) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Exchange Offer or your role in connection therewith; except in the case of clause (b) above for any such loss, claim, damage, liability or expense which is solely attributable to your bad faith or gross negligence and except in the case of clauses (a)(i) and (b) above for any such loss, claim, damage, liability or expense which arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer and Consent Solicitation Material or (y) any omission or alleged omission to state in any Exchange Offer and Consent Solicitation Material a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, if in any such case such statement or omission relates to you and was made in reliance upon and in conformity with information furnished in writing by you to the Company expressly for use therein. The foregoing indemnity shall be in addition to any liability which the Company might otherwise have to you and such other Indemnified Persons.

          You shall have no liability (direct or indirect and whether in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages, liabilities or expenses arising from your own acts or omissions in performing your obligations hereunder or otherwise in connection with the Exchange Offer except for any such losses, claims, damages, liabilities or expenses solely attributable to your bad faith or gross negligence.

          If a claim is made against any Indemnified Person as to which such Indemnified Person may seek indemnity under this Section 9, such Indemnified Person shall notify the Company promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure to so notify the Company shall not, however, relieve the Company from any liability which it may have on account of the indemnity under this Section 9 if the Company has not been prejudiced in any material respect by such failure. The Company shall be entitled to participate at its own expense in the defense of any such litigation or proceedings, but such defense shall be conducted by counsel to such Indemnified Person. The Company shall, upon the request of such Indemnified Person, assume the defense of any such litigation or proceeding, and in the case of any such request such defense shall be conducted by counsel reasonably satisfactory to you. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include one or both of (x) the Company and (y) the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in connection with any litigation or proceeding or related litigation or proceeding in the same jurisdiction, be liable under this Agreement for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated by you. The Company shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Company, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees, subject to the provisions of this Section 9, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Company agrees to notify you promptly of the assertion of any claim in connection with the Exchange Offer or Consent Solicitation against it, any of its officers or directors or any person who controls it within the meaning of Section 20(a) of the Exchange Act.

          To the extent the indemnity provided for in the foregoing paragraphs of this Section 9 is unavailable to an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Company agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by you, on the other, from the Exchange Offer or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company, on the one hand, and of you, on the other, in connection with the statements, actions or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by you, on the other, shall be deemed in the same proportion as
(i) the maximum aggregate value of the consideration proposed to be paid by the Company in the exchange of the Old Securities for the New Securities pursuant to the Exchange Offer and the consent fee bears to (ii) the maximum aggregate fee proposed to be paid to you pursuant to Section 4. The relative fault of the Company, on the one hand, and of you, on the other, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and
(ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

          The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

          10. Survival of Indemnities, Representations, Warranties, etc. The indemnity and contribution agreements contained in Section 9, the provisions of Sections 3 and 4 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offer and Consent Solicitation or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company or any Indemnified Person and (iii) any withdrawal by you pursuant to Section 2.

          11. No Liability for Acts of Dealers, Banks and Trust Companies. The Dealer Manager and Solicitation Agent shall have no liability to the Company or any other person for any losses, claims, damages, liabilities and expenses (each a "Loss" and collectively, the "Losses") arising from any act or omission on the part of any broker or dealer in securities (a "Dealer") or any bank or trust company, or any other person, and neither the Dealer Manager and Solicitation Agent nor any of its affiliates shall be liable for any Losses arising from its own acts or omissions in performing its obligations as Dealer Manager and Solicitation Agent or as a Dealer hereunder or otherwise in connection with the Exchange Offer and Consent Solicitation, except for any such Losses which are finally judicially determined to have resulted from the Dealer Manager and Solicitation Agent's gross negligence or willful misconduct. In soliciting or obtaining tenders of Old Securities or delivery of Consents, no Dealer, bank or trust company shall be deemed to be acting as the agent of the Company or any of its affiliates, and the Dealer Manager and Solicitation Agent shall not be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Old Securities or Consents, you shall not be nor shall you be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offer or the Consent Solicitation, any payment for Consents, or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as your respective agents. The Company shall have sole authority for the acceptance or rejection of any and all tenders of Old Securities or Consents.

          12. Payment of Additional Amounts: Contract Currency. All payments by the Company under this Agreement shall be made without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of Mexican Taxes, unless deduction or withholding of such Mexican Taxes is required by law, in which case the Company shall pay such additional amounts as may be necessary to ensure that the payee receives the full amount due as if no such deduction or withholding had been made.

          13. Currency Indemnity. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Dealer Manager and Solicitation Agent could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. To the fullest extent permitted by law, the obligation of any party hereto with respect to any sum due from it to any other party hereunder, notwithstanding any judgment in a currency other than United States dollars, shall not be discharged, following receipt by any parties hereunder of such amount adjudged to be so due in such other currency, until the first business day on which (and only to the extent that) the parties hereto may in accordance with normal banking procedures purchase United States dollars with such other currency, and if the amount of United States dollars so purchased is less than the amount originally due to any parties hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify each other party hereto against such loss. If the United States dollars so purchased are greater than the amount originally due to any other party hereunder, the disbursing party agrees to pay such other party an amount equal to the excess of the United States dollars so purchased over the sum originally due to the any parties hereunder.

          14. Jurisdiction. The Company and the Dealer Manager and Solicitation Agent agree that any legal action, suit or proceeding brought by the Dealer Manager and Solicitation Agent, or any person who controls any Dealer Manager and Solicitation Agent within the meaning of Section 15 of the Securities Act, arising out of or based upon this Agreement or any of the transactions or agreements contemplated herein may be instituted in any U.S. Federal or state court in the Borough of Manhattan, the City of New York, and the Company and the Dealer Manager and Solicitation Agent irrevocably waive any objection which they may now or hereafter have to the laying of venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum, irrevocably submit to the jurisdiction of any of such courts in any such action, suit or proceeding and will not seek to have any such action, suit or proceeding stayed or transferred on the basis of a claim that it has been brought in an inconvenient forum. The Company has irrevocably appointed Durango Paper Company, 1000 Osborne Street, St. Mary's, Georgia 31558, Attention: Prudencio Calderon, as its authorized agent (the "Authorized Agent") upon whom process may be served in any action arising out of or based on this Agreement or any of the agreements or transactions contemplated herein which may be instituted in any U.S. Federal or state court in the Borough of Manhattan, the City of New York, by the Dealer Manager and Solicitation Agent or any controlling person, and the Company and the Dealer Manager and Solicitation Agent expressly accept the jurisdiction of any such court in respect of any such action and irrevocably waive any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees to take any and all action that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. Nothing herein contained shall affect or impair the right of the Dealer Manager or any controlling person to serve process in any other manner permitted by law.

          15. Severability. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

          16. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          17. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons (as defined in Section 9) and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

          18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

          19. References to Banc of America Securities LLC. The Company agrees that any reference to you in the Exchange Offer and Consent Solicitation Material, or in any other release or communication relating to the Exchange Offer and Consent Solicitation, is subject to your prior written approval, which approval shall not be unreasonably withheld.

          20. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

          (a)  If to you:

               Banc of  America  Securities  LLC
               9 West 57th  Street,  31st
               Floor New York, New York 10019
               Attention: ________________


          (b)  If to the Company:

               Corporacion Durango, S.A. de C.V.
               Torre Corporacion Durango
               Potasio 150, Ciudad Industrial
               Durango, United Mexican States
               Attention:  Legal Counsel


          21. Waiver of Right to Jury Trial. You and the Company each waives any right to trial by jury in any action, claim, suit or proceeding with to your engagement hereunder.

          22. Subheadings. The descriptive headings contained in the Agreement are incorporated for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          Please indicate your willingness to act as Dealer Manager and Solicitation Agent on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement between us.

                                    Very truly yours,

                                    CORPORACION DURANGO, S.A. DE C.V.



                                    By:_______________________
                                       Name:
                                       Title:



Accepted as of the date
first above written:

BANC OF AMERICA SECURITIES LLC



By:_______________________
    Name:
    Title:

                                                                       EXHIBIT A


                          OPINION OF WHITE & CASE, LLP

                                    [TO COME]

                                                                       EXHIBIT B


                         OPINION OF WHITE & CASE, S.C.

                                    [TO COME]

                                                                       EXHIBIT C


                           OPINION OF GENERAL COUNSEL

                                    [TO COME]

                                                                       EXHIBIT D


                           OPINION OF WHITE & CASE LLP

                                   [TO COME]

                                                                       EXHIBIT E


                         OPINION OF WHITE & CASE, S.C.

                                   [TO COME]

                                                                       EXHIBIT F


                           OPINION OF GENERAL COUNSEL

                                    [TO COME]